Exhibit 11


Statement of Computation of Per Share Amounts

                                                      Three Months Ended June 30,     Six Months Ended June 30,
                                                     ----------------------------    ----------------------------
                                                         1996            1995            1996            1995
                                                     ------------    ------------    ------------    ------------
Primary:

Net loss for the period ..........................   $ (1,546,532)   $ (1,265,895)   $ (3,106,385)   $ (2,217,335)
                                                     ============    ============    ============    ============

Weighted average number of shares of common  stock
      outstanding ................................     28,496,355      19,583,375      27,679,817      19,527,310
Shares issuable upon exercise of outstanding
     options and warrants ........................          --              --              --              --
Shares assumed to be acquired in accordance  with
     the treasury stock method ...................          --              --              --              --
                                                     ------------    ------------    ------------    ------------
Shares used in computing per share loss ..........     28,496,355      19,583,375      27,679,817      19,527,310
                                                     ------------    ------------    ------------    ------------
Net loss per share ...............................   $      (0.05)   $      (0.06)   $      (0.11)   $      (0.11)
                                                     ============    ============    ============    ============


Fully Diluted:

Net loss for the period ..........................   $ (1,546,532)   $ (1,265,895)   $ (3,106,385)   $ (2,217,335)
                                                     ============    ============    ============    ============
Weighted average number of shares of common  stock
      outstanding ................................     28,496,355      19,583,375      27,679,817      19,527,310
Shares issuable upon exercise of outstanding
     options and warrants ........................      3,230,640       3,737,509       3,299,329       3,621,779
Shares assumed to be acquired in accordance
     with the treasury stock method ..............     (1,239,330)     (1,715,129)     (1,313,331)     (1,596,411)
                                                     ------------    ------------    ------------    ------------
Shares used in computing per share loss ..........     30,487,665      21,605,755      29,665,815      21,552,678
                                                     ------------    ------------    ------------    ------------
Net loss per share ...............................   $      (0.05)   $      (0.06)   $      (0.11)   $      (0.10)
                                                     ============    ============    ============    ============

                                       13